Exhibit 99.1

Paycor Announces Third Quarter Fiscal Year 2023 Financial Results

•Q3 Total revenues of $161.5 million, an increase of 32% year-over-year, while expanding margins

•Q3 Recurring revenue of $150.8 million, an increase of 23% year-over-year, and the sixth consecutive quarter of achieving 20%+ revenue growth

•Raises FY’23 revenue and Adjusted operating income guidance $5 million and $3 million, respectively, year-over-year at the top end of the range

CINCINNATI – May 10, 2023 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the third quarter of fiscal year 2023, which ended March 31, 2023.

“Paycor posted robust 32% revenue growth year-over-year, reflecting continued strong demand for our innovative HCM suite and consistent execution of our go to market strategy as we expand nationally,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “Paycor’s ability to invest in differentiated cloud technology that enables all leaders to be more effective while expanding margins for the fourth consecutive quarter demonstrates the scalability of our business model.”

“This quarter we launched powerful new analytics and automation capabilities that empower frontline leaders to drive business results. We continue to advance the platform with leading-edge capabilities, such as leveraging artificial intelligence to optimize sentiment in performance reviews and acquiring a behavioral science-based microlearning platform that will enable leaders to develop their employees more effectively.”

Third Quarter Fiscal Year 2023 Financial Highlights

•Total revenues were $161.5 million, compared to $122.6 million for the third quarter of fiscal year 2022.

•Operating loss was $8.0 million, compared to $23.5 million for the third quarter of fiscal year 2022.

•Adjusted operating income* was $39.1 million, compared to $24.7 million for the third quarter of fiscal year 2022.

•Net loss attributable to Paycor HCM was $7.3 million, compared to $16.7 million for the third quarter of fiscal year 2022.

•Adjusted net income attributable to Paycor HCM* was $31.6 million, compared to $18.6 million for the third quarter of fiscal year 2022.

*Adjusted operating income and adjusted net income attributable to Paycor HCM are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

Third Quarter and Recent Business Highlights

•Acquired Verb, a modern behavioral science-based microlearning solution to develop frontline leaders and their teams. Paycor plans to integrate Verb into its HCM platform to help organizations inspire positive, sustainable behavioral change through personalized development journeys.

•Building on artificial intelligence-driven innovation such as Paycor Smart Sourcing and Predictive Resignation, Paycor introduced its existing natural language processing and sentiment analysis engines into Performance Reviews to provide frontline leaders real time feedback on the language used in evaluations to foster a more humanized, engaging work culture.

•To further support frontline leaders, we deployed Industry Reports to provide quick access to important insights about their business.

•Won six Titan Business Intelligence Awards spanning Paycor’s best-in-class Talent Management solution, Paycor Smart Sourcing, and insightful analytics that help frontline leaders optimize business decisions.

Business Outlook

Based on information as of today, May 10, 2023, Paycor is issuing the following financial guidance:

Fourth Quarter Ending June 30, 2023:

•Total revenues in the range of $135-$137 million.

•Adjusted operating income* in the range of $13-$14 million.

Fiscal Year Ending June 30, 2023:

•Total revenues in the range of $548-$550 million.

•Adjusted operating income* in the range of $80-$81 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking loss from operations, the most closely comparable GAAP financial measure because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, May 10, 2023, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13735321. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need; a unified HR platform, easy integration with third party apps, powerful analytics, talent development tools, and configurable technology that supports specific industry needs. That’s why more than 30,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the potential breach of our security measures or unauthorized access to our customers’ or their employees’ personal data; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties; the ongoing effects of inflation, supply chain disruptions, labor shortages and other adverse macroeconomic conditions in the market in which we and our customers operate; the impact of an economic downturn or recession in the United States or global economy; and the other risks described in our Annual Report on Form 10-K for the year ended June 30, 2022, as well as in our other filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income attributable to Paycor HCM, Inc. and adjusted net income attributable to Paycor HCM, Inc. per share. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based compensation expense, and other certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as loss from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit cost due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights, stock-based compensation expense and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit cost due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense and other certain corporate expenses, (viii) adjusted net income attributable to Paycor HCM, Inc. as loss before benefit for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, stock-based compensation expense, gain or loss on the extinguishment of debt, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected by applying an adjusted effective income tax rate and (ix) adjusted net income attributable to Paycor HCM, Inc. per share as adjusted net income attributable to Paycor HCM, Inc. divided by adjusted shares outstanding. Adjusted shares outstanding includes potentially dilutive securities excluded from the GAAP dilutive net loss per share calculation.

Other certain corporate expenses presented include one-time costs related to secondary offerings, restructuring costs, professional, consulting and other costs, transaction expenses and other costs, costs associated with becoming a public company and implementation of a new enterprise-resource planning system.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, operating income, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income attributable to Paycor HCM, Inc. and diluted net income attributable to Paycor HCM, Inc. per share. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2023	June 30, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$82,858	$133,041
Accounts receivable, net	30,506	21,511
Deferred contract costs	49,982	37,769
Prepaid expenses	17,256	9,421
Other current assets	3,533	1,874
Current assets before funds held for clients	184,135	203,616
Funds held for clients	1,258,249	1,715,916
Total current assets	1,442,384	1,919,532
Property and equipment, net	31,404	31,675
Operating lease right-of-use assets	17,500	—
Goodwill	761,425	750,155
Intangible assets, net	282,956	263,069
Capitalized software, net	49,819	40,002
Long-term deferred contract costs	153,519	125,705
Other long-term assets	3,991	1,179
Total assets	$2,742,998	$3,131,317
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,987	$13,945
Accrued expenses and other current liabilities	18,954	13,907
Accrued payroll and payroll related expenses	36,515	44,592
Deferred revenue	12,724	11,742
Current liabilities before client fund obligations	89,180	84,186
Client fund obligations	1,260,057	1,719,047
Total current liabilities	1,349,237	1,803,233
Deferred income taxes	21,848	31,895
Long-term operating leases	16,644	—
Other long-term liabilities	70,005	11,458
Total liabilities	1,457,734	1,846,586
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 176,440,422 shares outstanding at March 31, 2023 and 174,909,539 shares outstanding at June 30, 2022	176	175
Treasury stock, at cost, 10,620,260 shares at March 31, 2023 and June 30, 2022	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at March 31, 2023 and June 30, 2022	—	—
Additional paid-in capital	1,991,298	1,926,800
Accumulated deficit	(459,244)	(395,389)
Accumulated other comprehensive loss	(1,892)	(1,781)
Total stockholders' equity	1,285,264	1,284,731
Total liabilities and stockholders' equity	$2,742,998	$3,131,317

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenues:
Recurring and other revenue	$150,757	$122,189	$389,908	$317,334
Interest income on funds held for clients	10,725	408	22,741	1,062
Total revenues	161,482	122,597	412,649	318,396
Cost of revenues	49,323	41,157	138,692	127,850
Gross profit	112,159	81,440	273,957	190,546
Operating expenses:
Sales and marketing	55,499	41,487	155,607	127,957
General and administrative	51,033	54,090	151,405	141,963
Research and development	13,658	9,324	39,935	30,120
Total operating expenses	120,190	104,901	346,947	300,040
Loss from operations	(8,031)	(23,461)	(72,990)	(109,494)
Other (expense) income:
Interest expense	(1,970)	(101)	(3,461)	(448)
Other	2,003	(12)	2,514	1,540
Loss before benefit for income taxes	(7,998)	(23,574)	(73,937)	(108,402)
Income tax benefit	(658)	(6,876)	(10,082)	(24,204)
Net loss	(7,340)	(16,698)	(63,855)	(84,198)
Less: Accretion of redeemable noncontrolling interests	—	—	—	11,621
Net loss attributable to Paycor HCM, Inc.	$(7,340)	$(16,698)	$(63,855)	$(95,819)
Basic and diluted net loss attributable to Paycor HCM, Inc. per share	$(0.04)	$(0.10)	$(0.36)	$(0.56)
Weighted average common shares outstanding:
Basic and diluted	176,306,017	174,819,649	175,879,962	171,881,617

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(63,855)	$(84,198)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,571	5,113
Amortization of intangible assets and software	92,727	95,556
Amortization of deferred contract costs	33,246	22,330
Stock-based compensation expense	58,019	55,321
Deferred tax benefit	(10,287)	(24,227)
Bad debt expense	3,233	1,655
Loss (gain) on sale of investments	232	(9)
Gain on installment sale	—	(1,359)
Loss on foreign currency exchange	381	101
Loss on lease exit	950	9,055
Naming rights accretion expense	3,198	—
Change in fair value of deferred consideration	—	(138)
Other	(930)	66
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(12,063)	(5,391)
Prepaid expenses and other assets	(6,510)	(5,195)
Accounts payable	6,229	(160)
Accrued liabilities and other	(19,602)	618
Deferred revenue	1,119	943
Deferred contract costs	(73,273)	(58,450)
Net cash provided by operating activities	16,385	11,631
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(365,196)	(178,362)
Proceeds from sale and maturities of client funds available-for-sale securities	259,097	127,603
Purchase of property and equipment	(3,285)	(1,861)
Proceeds from note receivable on installment sale	—	3,040
Acquisition of intangible assets	(18,842)	(4,640)
Acquisition of Talenya Ltd., net of cash acquired	(18,793)	—
Internally developed software costs	(30,600)	(22,667)
Net cash used in investing activities	(177,619)	(76,887)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	(453,685)	1,204,091
Payment of deferred consideration	—	(2,752)
Proceeds from line-of-credit	—	3,500
Repayments of line-of-credit	—	(52,600)
Repayments of debt and capital lease obligations	(211)	—
Proceeds from the issuance of common stock sold in the IPO, net of offering costs and underwriting discount	—	454,915
Redemption of Redeemable Series A Preferred Stock (acquisition of noncontrolling interest)	—	(260,044)
Withholding taxes paid related to net share settlements	(2,150)	—

Proceeds from exercise of stock options	345	—
Proceeds from employee stock purchase plan	8,285	3,186
Other financing activities	—	(395)
Net cash (used in) provided by financing activities	(447,416)	1,349,901
Impact of foreign exchange on cash and cash equivalents	(15)	18
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	(608,665)	1,284,663
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	1,682,923	560,000
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$1,074,258	$1,844,663
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$2	$25
Cash paid for interest	—	154
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$82,858	$134,004
Funds held for clients	991,400	1,710,659
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$1,074,258	$1,844,663

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Gross Profit*	$112,159	$81,440	$273,957	$190,546
Gross Profit Margin	69.5%	66.4%	66.4%	59.8%
Amortization of intangible assets	1,358	1,433	3,786	18,017
Stock-based compensation expense	2,440	1,710	6,755	5,205
Adjusted Gross Profit*	$115,957	$84,583	$284,498	$213,768
Adjusted Gross Profit Margin	71.8%	69.0%	68.9%	67.1%

*    Gross Profit and Adjusted Gross Profit are burdened by depreciation expense of $0.4 million and $0.6 million for the three months ended March 31, 2023 and 2022, respectively, and $1.3 million and $2.0 million for the nine months ended March 31, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of capitalized software of $7.2 million and $5.8 million for the three months ended March 31, 2023 and 2022, respectively, and $20.3 million and $16.0 million for the nine months ended March 31, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $6.8 million and $4.6 million for the three months ended March 31, 2023 and 2022, respectively, and $18.6 million and $12.2 million for the nine months ended March 31, 2023 and 2022, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Loss from Operations	$(8,031)	$(23,461)	$(72,990)	$(109,494)
Operating Margin	(5.0)%	(19.1)%	(17.7)%	(34.4)%
Amortization of intangible assets	24,467	22,136	72,410	79,548
Stock-based compensation expense	20,384	16,294	58,019	55,321
Loss on lease exit*	915	9,055	1,733	9,055
Corporate adjustments**	1,372	626	7,991	3,871
Adjusted Operating Income	$39,107	$24,650	$67,163	$38,301
Adjusted Operating Income Margin	24.2%	20.1%	16.3%	12.0%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and nine months ended March 31, 2023 relate to costs associated with secondary offerings completed in December 2022 (“December 2022 Secondary Offering”) and September 2022 (“September 2022 Secondary Offering”) of $— million and $2.2 million, respectively, professional, consulting, and other costs of $1.0 million and $3.5 million, respectively, and transaction expenses and other costs of $0.4 million and $2.3 million, respectively. Corporate adjustments for the three and nine months ended March 31, 2022 relate to certain restructuring costs of $0.2 million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.4 million and $2.5 million, respectively, and costs associated with a secondary offering completed in October 2021 (“October 2021 Secondary Offering”) of $— million and $1.0 million, respectively.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Sales and Marketing expense	$55,499	$41,487	$155,607	$127,957
Amortization of intangible assets	(756)	—	(2,823)	—
Stock-based compensation expense	(8,311)	(7,634)	(24,408)	(29,390)
Corporate adjustments*	—	—	—	(53)
Adjusted Sales and Marketing expense	$46,432	$33,853	$128,376	$98,514
General and Administrative expense	$51,033	$54,090	$151,405	$141,963
Amortization of intangible assets	(22,353)	(20,703)	(65,801)	(61,531)
Stock-based compensation expense	(7,168)	(5,846)	(19,765)	(16,947)
Loss on lease exit**	(915)	(9,055)	(1,733)	(9,055)
Corporate adjustments***	(1,372)	(626)	(7,991)	(3,818)
Adjusted General and Administrative expense	$19,225	$17,860	$56,115	$50,612
Research and Development expense	$13,658	$9,324	$39,935	$30,120
Stock-based compensation expense	(2,465)	(1,104)	(7,091)	(3,779)
Adjusted Research and Development expense	$11,193	$8,220	$32,844	$26,341

*    Corporate adjustments for the nine months ended March 31, 2022 relate to costs associated with becoming a public company.
** Represents exit costs due to exiting leases of certain facilities.
***    Corporate adjustments for the three and nine months ended March 31, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $1.0 million and $3.5 million, respectively, and transaction expenses and other costs of $0.4 million and $2.3 million, respectively. Corporate adjustments for the three and nine months ended March 31, 2022 relate to certain restructuring costs of $0.2 million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.4 million and $2.4 million, respectively, and costs associated with the October 2021 Secondary Offering of $— million and $1.0 million, respectively.

Adjusted Net Income Attributable to Paycor HCM, Inc. and Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Net loss before benefit for income taxes	$(7,998)	$(23,574)	$(73,937)	$(108,402)
Loss on debt amendment	—	—	—	35
Amortization of intangible assets	24,467	22,136	72,410	79,548
Naming rights accretion expense	1,884	—	3,198	—
Gain on installment sale	—	—	—	(1,359)
Stock-based compensation expense	20,384	16,294	58,019	55,321
Loss on lease exit*	915	9,055	1,733	9,055
Corporate adjustments**	1,372	626	7,991	3,871
Non-GAAP adjusted income before applicable income taxes	41,024	24,537	69,414	38,069
Income tax effect on adjustments***	(9,435)	(5,889)	(15,965)	(9,137)
Adjusted Net Income Attributable to Paycor HCM, Inc.	$31,589	$18,648	$53,449	$28,932

Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share	$0.18	$0.11	$0.30	$0.17
Adjusted shares outstanding****	176,499,160	175,116,109	176,211,488	173,269,703

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and nine months ended March 31, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $1.0 million and $3.5 million, respectively, and transaction expenses and other costs of $0.4 million and $2.3 million, respectively. Corporate adjustments for the three and nine months ended March 31, 2022 relate to certain restructuring costs of $0.2 million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.4 million and $2.5 million, respectively, and costs associated with the October 2021 Secondary Offering of $— million and $1.0 million, respectively.
*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective income tax rate of 23.0% for the three and nine months ended March 31, 2023, respectively, and 24.0% for the three and nine months ended March 31, 2022, respectively.
**** The adjusted shares outstanding for the three and nine months ended March 31, 2023 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the three months ended March 31, 2022 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the nine months ended March 31, 2022 assume the conversion of the Series A Preferred Stock as if it would have occurred on July 1, 2021, based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect.